Exhibit 99.1

Ranpak Holdings Corp. Reports Second Quarter 2023 Financial Results

•
Packaging System placement up 3.1% year over year to approximately 140,700 machines at June 30, 2023
•
Net revenue for the second quarter decreased 5.6% year over year to $81.9 million and decreased 7.0% year over year on a constant currency basis to $84.6 million
•
Net loss for the second quarter of $2.1 million compared to net loss of $11.3 million in the prior period and Adjusted EBITDA (“AEBITDA”) of $19.0 million up 4.4%, or $0.8 million, year over year

CONCORD TOWNSHIP, Ohio, August 3, 2023 – Ranpak Holdings Corp (NYSE: PACK) (“Ranpak” or “the Company”), a leading provider of environmentally sustainable, systems-based, product protection solutions for e-Commerce and industrial supply chains, today reported its second quarter 2023 financial results.

“We are pleased to continue to see improvement in our financial profile as our margins improve faster than anticipated,” said Omar M. Asali, Chairman and Chief Executive of Ranpak. “Sales for the quarter were down 5.6% year over year, or 7.0% on a constant currency basis, as consumers continue to allocate their spend towards experiences and services rather than goods, and the European economy remains impacted by the war and inflation. Overall though, while the volume environment remained challenging, the improvements in the input cost environment drove gross margin expansion of more than 400 bps year over year and 900 bps above the fourth quarter of 2022 to 36.9%, or 37.0% on a constant currency basis. Gross profit improvement of 6.7%, or 5.4% on a constant currency basis, and tight spending enabled us to increase Adjusted EBITDA by 4.4% year over year to $19.0 million on a constant currency basis. Generally speaking, the environment remains inconsistent, but we are pleased to see the continued sequential improvement of Gross Profit and Adjusted EBITDA on a constant currency basis compared to the fourth quarter of 2022 on similar levels of sales. The operating leverage that was so painful for us last year with rising input costs, is finally turning the other way.”

“In the near term, we are extremely focused on working the assets that we have and getting returns on the investments we have made over the past few years. We have state of the art systems and technology, a full new slate of new product introductions, and brand new facilities to support our growth ambitions. Our focus right now is on maximizing cash generation through increased volumes and minimizing additional spend. With the major projects behind us, our team is focused mainly on extracting efficiencies and gaining productivity in those areas that are within our control. I am confident the volume environment will improve given the trial activity we are having, but the timing of that recovery remains unclear given the general macro environment. In the meantime though, I am pleased with the momentum we are building.”

Second Quarter 2023 Highlights

•
Packaging systems placement increased 3.1% year over year, to approximately 140,700 machines as of June 30, 2023
•
Net revenue decreased 5.6% and decreased 7.0% adjusting for constant currency
•
Net loss of $2.1 million compared to net loss of $11.3 million
•
Constant currency AEBITDA1 of $19.0 million for the three months ended June 30, 2023 is up 4.4%

Net revenue for the second quarter of 2023 was $81.9 million compared to net revenue of $86.8 million in the second quarter of 2022, a decrease of $4.9 million or 5.6% year over year. Net revenue was negatively impacted by decreases in cushioning, void-fill and wrapping, partially offset by increases in other products. Currency rates contributed a benefit of 1.3%, though revenue was negatively affected by lower economic activity, the impact inflationary pressures are having on consumer and corporate budgets, and increased business sponsoring costs. Cushioning decreased $1.6 million, or 4.2%, to $36.6 million from $38.2 million; void-fill decreased $3.2 million, or 9.3%, to $31.1 million from $34.3 million; wrapping decreased $1.8 million, or 17.6%, to $8.4 million from $10.2 million; and other sales increased $1.7 million, or 41.5%, to $5.8 million from $4.1 million for the second quarter of 2023 compared to the second quarter of 2022. Other net revenue includes automated box sizing equipment and non-paper revenue from packaging systems installed in the field, such as systems accessories. The decrease in net revenue is quantified by a decrease in the volume of sales of our paper consumable products of approximately 8.7 percentage points (“pp”) and a 0.1 pp decrease in the price or mix of our paper consumable products, partially offset by an increase of 2.0 pp in sales of automated box sizing equipment. Constant currency net revenue was $84.6 million for the second quarter of 2023, a 7.0% decrease from constant currency net revenue of $91.0 million for the second quarter of 2022.

Net revenue in North America for the second quarter of 2023 totaled $32.2 million compared to net revenue in North America of $34.3 million in the second quarter of 2022. The decrease of $2.1 million, or 6.1%, was primarily attributable to decreases in wrapping, void-fill, and cushioning, partially offset by an increase in other sales.

Net revenue in Europe/Asia for the second quarter of 2023 totaled $49.7 million compared to net revenue in Europe/Asia of $52.5 million in the second quarter of 2022. The decrease of $2.8 million, or 5.3%, was driven by lower void-fill and cushioning, partially offset by increases in other sales and wrapping. Constant currency net revenue in Europe/Asia was $52.4 million for the second quarter of 2023, a $4.3 million, or 7.6%, decrease from constant currency net revenue of $56.7 million for the second quarter of 2022.

Year-to-Date 2023 Highlights

•
Net revenue decreased 3.7% and decreased 3.1% adjusting for constant currency
•
Net loss of $14.5 million compared to net loss of $25.4 million
•
Constant currency AEBITDA of $34.1 million for the six months ended June 30, 2023 is down 8.6%

Balance Sheet and Liquidity

Ranpak completed the second quarter of 2023 with a strong liquidity position, including a cash balance of $53.9 million and no borrowings on its $45 million Revolving Credit Facility. As of June 30, 2023, the Company had First Lien Term Loan facilities outstanding consisting of a $250.0 million USD-denominated term loan and €135.1 million euro-denominated term loan resulting in an Adjusted EBITDA net leverage ratio of 5.7x based on results on a constant currency basis through the second quarter of 2023. The Bank Adjusted EBITDA net leverage ratio was 5.8x through the second quarter of 2023. The First Lien Term Loan facilities mature in June 2026.

The following table presents Ranpak’s installed base of protective packaging systems by product line as of June 30, 2023 and 2022:

	June 30, 2023	June 30, 2022	Change	% Change
PPS Systems	(in thousands)
Cushioning machines	35.0	35.2	(0.2)	(0.6)
Void-Fill machines	83.3	80.0	3.3	4.1
Wrapping machines	22.4	21.3	1.1	5.2
Total	140.7	136.5	4.2	3.1

Conference Call Information

The Company will host a conference call and webcast at 8:30 a.m. (ET) on Thursday, August 3, 2023. The conference call and earnings presentation will be webcast live at the following link: https://events.q4inc.com/attendee/222823856. Investors who cannot access the webcast may listen to the conference call live via telephone by dialing (888) 330-2446 or (240) 789-2732 and use the Conference ID: 8498994.

A telephonic replay of the webcast also will be available starting at 11:30 a.m. (ET) on Thursday, August 3, 2023 and ending at 11:59 p.m. (ET) on Thursday, August 10, 2023. To listen to the replay, please dial (800) 770-2030 or (647) 362-9199 and use the passcode: 8498994.

Note Regarding Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. Statements that are not historical facts, including statements about the parties, perspectives and expectations, are forward-looking statements. In addition, any statements that refer to estimates, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this news release include, for example, statements about our expectations around the future performance of the business, including our forward-looking guidance.

The forward-looking statements contained in this news release are based on our current expectations and beliefs concerning future developments and their potential effects on us taking into account information currently available to us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks include, but are not limited to: (i) our inability to secure a sufficient supply of paper to meet our production requirements; (ii) the impact of the price of kraft paper on our results of operations; (iii) our reliance on third party suppliers; (iv) the COVID-19 pandemic, the Russia and Ukraine conflict, and associated responses; (v) the high degree of competition in the markets in which we operate; (vi) consumer sensitivity to increases in the prices of our products; (vii) changes in consumer preferences with respect to paper products generally; (viii) continued consolidation in the markets in which we operate; (ix) the loss of significant end-users of our products or a large group of such end-users; (x) our failure to develop new products that meet our sales or margin expectations; (xi) our future operating results fluctuating, failing to match performance or to meet expectations; (xii) our ability to fulfill our public company obligations; (xiii) our exposure to changes in interest rates; and (xiv) other risks and uncertainties indicated from time to time in filings made with the SEC.

Should one or more of these risks or uncertainties materialize, they could cause our actual results to differ materially from the forward-looking statements. We are not undertaking any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise. You should not take any statement regarding past trends or activities as a representation that the trends or activities will continue in the future. Accordingly, you should not put undue reliance on these statements.

Ranpak Holdings Corp.

Unaudited Condensed Consolidated Statements of Operations

and Comprehensive Income (Loss)

(in millions, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Paper revenue	$63.3	$70.2	$127.6	$136.4
Machine lease revenue	12.7	12.5	25.5	24.7
Other revenue	5.9	4.1	10.0	8.2
Net revenue	81.9	86.8	163.1	169.3
Cost of goods sold	51.7	58.5	105.4	116.4
Gross profit	30.2	28.3	57.7	52.9
Selling, general and administrative expenses	16.3	30.3	43.5	60.0
Depreciation and amortization expense	8.1	8.0	16.1	16.2
Other operating expense, net	1.4	1.4	2.6	1.9
Income (loss) from operations	4.4	(11.4)	(4.5)	(25.2)
Interest expense	5.9	4.9	11.6	9.9
Foreign currency (gain) loss	0.7	(2.3)	0.9	(2.9)
Other non-operating income, net	(0.4)	-	(0.7)	-
Loss before income tax expense (benefit)	(1.8)	(14.0)	(16.3)	(32.2)
Income tax expense (benefit)	0.3	(2.7)	(1.8)	(6.8)
Net loss	$(2.1)	$(11.3)	$(14.5)	$(25.4)

Two-class method
Loss per share
Basic	$(0.03)	$(0.14)	$(0.18)	$(0.31)
Diluted	$(0.03)	$(0.14)	$(0.18)	$(0.31)
Class A – earnings (loss) per share
Basic	$(0.03)	$(0.14)	$(0.18)	$(0.31)
Diluted	$(0.03)	$(0.14)	$(0.18)	$(0.31)
Class C – earnings (loss) per share
Basic	$(0.03)	$(0.14)	$(0.17)	$(0.31)
Diluted	$(0.03)	$(0.14)	$(0.17)	$(0.31)

Weighted average number of shares outstanding – Class A and C
Basic	82,432,158	81,943,235	82,285,291	81,759,372
Diluted	82,432,158	81,943,235	82,285,291	81,759,372

Other comprehensive income (loss), before tax
Foreign currency translation adjustments	$(0.5)	$(11.7)	$2.6	$(14.5)
Interest rate swap adjustments	(1.0)	2.7	(3.1)	10.8
Cross-currency swap adjustments	(0.7)	4.2	(1.7)	4.3
Total other comprehensive income (loss), before tax	(2.2)	(4.8)	(2.2)	0.6
Provision (benefit) for income taxes related to other comprehensive income (loss)	(0.4)	1.7	(1.2)	3.7
Total other comprehensive income (loss), net of tax	(1.8)	(6.5)	(1.0)	(3.1)
Comprehensive loss, net of tax	$(3.9)	$(17.8)	$(15.5)	$(28.5)

Ranpak Holdings Corp.

Unaudited Condensed Consolidated Balance Sheets

(in millions, except share data)

	June 30, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$53.9	$62.8
Accounts receivable, net	34.8	33.0
Inventories, net	22.4	25.0
Income tax receivable	4.6	2.1
Prepaid expenses and other current assets	23.3	16.7
Total current assets	139.0	139.6

Property, plant and equipment, net	127.8	124.0
Operating lease right-of-use assets, net	21.2	6.0
Goodwill	448.4	446.7
Intangible assets, net	358.9	372.1
Deferred tax assets	0.6	0.6
Other assets	42.7	44.5
Total assets	$1,138.6	$1,133.5

Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	$24.6	$24.3
Accrued liabilities and other	16.6	10.6
Current portion of long-term debt	2.4	1.3
Operating lease liabilities, current	2.7	2.0
Deferred revenue	2.7	0.9
Total current liabilities	49.0	39.1

Long-term debt	394.3	391.7
Deferred tax liabilities	79.5	80.8
Derivative instruments	5.4	3.7
Operating lease liabilities, non-current	18.6	4.0
Other liabilities	1.6	1.4
Total liabilities	548.4	520.7

Commitments and contingencies – Note 13
Shareholders' equity
Class A common stock, $0.0001 par, 200,000,000 shares authorized at June 30, 2023 and December 31, 2022
Shares issued and outstanding: 79,547,780 and 79,086,372 at June 30, 2023 and December 31, 2022, respectively	-	-
Convertible Class C common stock, $0.0001 par, 200,000,000 shares authorized at June 30, 2023 and December 31, 2022
Shares issued and outstanding: 2,921,099 at June 30, 2023 and December 31, 2022	-	-
Additional paid-in capital	697.2	704.3
Accumulated deficit	(111.2)	(96.7)
Accumulated other comprehensive income	4.2	5.2
Total shareholders' equity	590.2	612.8
Total liabilities and shareholders' equity	$1,138.6	$1,133.5

Ranpak Holdings Corp.

Unaudited Condensed Consolidated Statements of Cash Flows

(in millions)

	Six Months Ended June 30,
	2023	2022
Cash Flows from Operating Activities
Net loss	$(14.5)	$(25.4)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	33.0	36.6
Amortization of deferred financing costs	0.9	0.7
Loss on disposal of fixed assets	0.8	0.2
Deferred income taxes	(0.3)	(4.4)
Amortization of initial value of interest rate swap	(0.9)	(0.4)
Currency (gain) loss on foreign denominated debt and notes payable	0.8	(2.6)
Amortization of restricted stock units	(6.7)	14.1
Amortization of cloud-based software implementation costs	1.5	-
Changes in operating assets and liabilities:
Increase in receivables, net	(1.5)	(2.4)
(Increase) decrease in inventory	2.8	(10.3)
Increase in prepaid expenses and other assets	(3.5)	(4.4)
Increase (decrease) in accounts payable	1.5	(1.1)
Increase (decrease) in accrued liabilities	2.3	(6.1)
Change in other assets and liabilities	0.4	(10.8)
Net cash provided by (used in) operating activities	16.6	(16.3)

Cash Flows from Investing Activities
Capital expenditures:
Converter equipment	(11.0)	(17.1)
Other capital expenditures	(14.2)	(5.7)
Total capital expenditures	(25.2)	(22.8)
Patent and trademark expenditures	-	(1.0)
Net cash used in investing activities	(25.2)	(23.8)

Cash Flows from Financing Activities
Proceeds from equipment financing	1.9	-
Financing costs of debt facilities	(0.2)	-
Principal payments on term loans	(1.1)	(0.8)
Payments on finance lease liabilities	(0.8)	(0.4)
Tax payments for withholdings on stock-based awards distributed	(0.5)	(2.5)
Net cash used in financing activities	(0.7)	(3.7)

Effect of Exchange Rate Changes on Cash	0.4	(0.9)
Net Decrease in Cash and Cash Equivalents	(8.9)	(44.7)
Cash and Cash Equivalents, beginning of period	62.8	103.9
Cash and Cash Equivalents, end of period	$53.9	$59.2

Non-GAAP Financial Data

In this press release, we present Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and constant currency EBITDA and constant currency adjusted EBITDA (“Constant currency AEBITDA”), which are non-GAAP financial measures. We have included EBITDA, constant currency EBITDA and constant currency AEBITDA because they are key measures used by our management and Board of Directors to understand and evaluate our operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, the exclusion of certain expenses in calculating EBITDA, constant currency EBITDA and constant currency AEBITDA can provide a useful measure for period-to-period comparisons of our primary business operations.

However, EBITDA, constant currency EBITDA and constant currency AEBITDA have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. In particular, EBITDA, constant currency EBITDA and constant currency AEBITDA should not be viewed as substitutes for, or superior to, net income (loss) prepared in accordance with GAAP as a measure of profitability or liquidity. Some of these limitations are:

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA, constant currency EBITDA and constant currency AEBITDA do not reflect all cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•
EBITDA, constant currency EBITDA and constant currency AEBITDA do not reflect changes in, or cash requirements for, our working capital needs;
•
constant currency AEBITDA does not consider the potentially dilutive impact of equity-based compensation;
•
EBITDA, constant currency EBITDA and constant currency AEBITDA do not reflect the impact of the recording or release of valuation allowances or tax payments that may represent a reduction in cash available to us;
•
constant currency AEBITDA does not take into account any restructuring and integration costs;
•
constant currency EBITDA and constant currency AEBITDA are presented on a constant currency basis and give effect to the impact of currency fluctuations; and
•
other companies, including companies in our industry, may calculate EBITDA, constant currency EBITDA and constant currency AEBITDA differently, which reduces their usefulness as comparative measures.

EBITDA — EBITDA is a non-GAAP financial measure that we calculate as net income (loss), adjusted to exclude: benefit from (provision for) income taxes; interest expense; and depreciation and amortization.

Constant currency EBITDA — Constant currency EBITDA is a non-GAAP financial measure that we present on a constant currency basis and we calculate as net income (loss), adjusted to exclude: benefit from (provision for) income taxes; interest expense; and depreciation and amortization.

Constant currency AEBITDA — Constant currency AEBITDA is a non-GAAP financial measure that we present on a constant currency basis and calculate as net income (loss), adjusted to exclude: benefit from (provision for) income taxes; interest expense; depreciation and amortization; stock-based compensation expense; and, in certain periods, certain other income and expense items; as further adjusted to reflect the performance of the business on a constant currency basis.

We present constant currency EBITDA and constant currency AEBITDA on a constant currency basis because it allows a better insight into the performance of our businesses that operate in currencies other than our reporting currency. Before consolidation, our Europe/Asia financial data is derived in Euros. To calculate the adjustment that we apply to present constant currency EBITDA and constant currency AEBITDA on a constant currency basis, we multiply this Euro-derived data by 1.15 to reflect an exchange rate of 1 Euro to 1.15 U.S. dollars (“USD”), which we believe is a reasonable exchange rate to use to give a stable depiction of the business without currency fluctuations between periods, to calculate Europe/Asia data in constant currency USD. We believe that using an exchange rate of 1.15 is reasonable because it approximates the average exchange rate of the Euro to USD over the past five years. In addition, we include certain other unaudited, non-GAAP constant currency data for the three and six months ended June 30, 2023 and

2022. This data is based on our historical financial statements, adjusted (where applicable) to reflect a constant currency presentation between periods for the convenience of readers. We reconcile this data to our GAAP data for the same period for the three and six months ended June 30, 2023 and 2022.

This press release also includes forecasts for certain non-GAAP metrics. We are unable to provide a reconciliation of our forecast of net revenue on a constant currency basis for 2023 to a forecast of net revenue on a GAAP basis without unreasonable effort primarily because we are unable to forecast with reasonable certainty the associated currency impact. In addition, a reconciliation of our forecast for constant currency AEBITDA for 2023 to GAAP net income cannot be provided without unreasonable effort because we are unable to forecast with reasonable certainty several of the items necessary to calculate such comparable GAAP measure, including asset impairments, integration related expenses, reorganizations and discontinued operations related expenses, legal settlement costs, constant currency adjustments, as well as other unusual or non-recurring gains or losses. These items are uncertain, depend on various factors, and could be material to our results computed in accordance with GAAP. We believe the inherent uncertainties in reconciling such non-GAAP measures for projected periods to the most comparable GAAP measures would make the forecasted comparable GAAP measures difficult to predict with reasonable certainty or reliability.

Ranpak Holdings Corp.

Non-GAAP Financial Data

Reconciliation and Comparison of GAAP Statement of Income Data to Non-GAAP EBITDA and Constant Currency AEBITDA

For the Second Quarter of 2023 and 2022

Please refer to our discussion and definitions of Non-GAAP financial measures

	Three Months Ended June 30,
	2023	2022	$ Change	% Change
Net revenue	$81.9	$86.8	$(4.9)	(5.6)
Cost of goods sold	51.7	58.5	(6.8)	(11.6)
Gross profit	30.2	28.3	1.9	6.7
Selling, general and administrative expenses	16.3	30.3	(14.0)	(46.2)
Depreciation and amortization expense	8.1	8.0	0.1	1.3
Other operating expense, net	1.4	1.4	-	-
Income (loss) from operations	4.4	(11.4)	15.8	(138.6)
Interest expense	5.9	4.9	1.0	20.4
Foreign currency gain	0.7	(2.3)	3.0	(130.4)
Other non-operating income, net	(0.4)	-	(0.4)	―
Loss before income tax benefit	(1.8)	(14.0)	12.2	(87.1)
Income tax expense (benefit)	0.3	(2.7)	3.0	(111.1)
Net loss	(2.1)	(11.3)	9.2	(81.4)

Depreciation and amortization expense – COS	8.6	9.8	(1.2)	(12.2)
Depreciation and amortization expense – D&A	8.1	8.0	0.1	1.3
Interest expense	5.9	4.9	1.0	20.4
Income tax expense (benefit)	0.3	(2.7)	3.0	(111.1)
EBITDA(1)	20.8	8.7	12.1	139.1

Adjustments(2):
Unrealized (gain) loss translation	0.6	(2.3)	2.9	(126.1)
Non-cash impairment losses	0.5	0.2	0.3	150.0
M&A, restructuring, severance	1.3	1.1	0.2	18.2
Amortization of restricted stock units	(9.5)	5.3	(14.8)	(279.2)
Amortization of cloud-based software implementation costs(3)	0.8	0.7	0.1	14.3
Cloud-based software implementation costs	1.2	2.3	(1.1)	(47.8)
SOX remediation costs	2.4	-	2.4	―
Other adjustments	0.1	1.3	(1.2)	(92.3)
Constant currency	0.8	0.9	(0.1)	(11.1)
Constant Currency AEBITDA(1)	19.0	18.2	0.8	4.4

Ranpak Holdings Corp.

Non-GAAP Financial Data

Reconciliation and Comparison of GAAP Statement of Income Data to Non-GAAP EBITDA and Constant Currency AEBITDA

For the Six Months Ended June 30, 2023 and 2022

Please refer to our discussion and definitions of Non-GAAP financial measures

	Six Months Ended June 30,
	2023	2022	$ Change	% Change
Net revenue	$163.1	$169.3	$(6.2)	(3.7)
Cost of goods sold	105.4	116.4	(11.0)	(9.5)
Gross profit	57.7	52.9	4.8	9.1
Selling, general and administrative expenses	43.5	60.0	(16.5)	(27.5)
Depreciation and amortization expense	16.1	16.2	(0.1)	(0.6)
Other operating expense, net	2.6	1.9	0.7	36.8
Income (loss) from operations	(4.5)	(25.2)	20.7	(82.1)
Interest expense	11.6	9.9	1.7	17.2
Foreign currency gain	0.9	(2.9)	3.8	(131.0)
Other non-operating income, net	(0.7)	-	(0.7)	―
Loss before income tax benefit	(16.3)	(32.2)	15.9	(49.4)
Income tax benefit	(1.8)	(6.8)	5.0	(73.5)
Net loss	(14.5)	(25.4)	10.9	(42.9)

Depreciation and amortization expense – COS	16.9	20.4	(3.5)	(17.2)
Depreciation and amortization expense – D&A	16.1	16.2	(0.1)	(0.6)
Interest expense	11.6	9.9	1.7	17.2
Income tax benefit	(1.8)	(6.8)	5.0	(73.5)
EBITDA(1)	28.3	14.3	14.0	97.9

Adjustments(2):
Unrealized gain translation	0.8	(2.9)	3.7	(127.6)
Non-cash impairment losses	0.9	0.2	0.7	350.0
M&A, restructuring, severance	1.5	1.6	(0.1)	(6.3)
Amortization of restricted stock units	(6.7)	14.1	(20.8)	(147.5)
Amortization of cloud-based software implementation costs(3)	1.5	1.4	0.1	7.1
Cloud-based software implementation costs	2.4	4.8	(2.4)	(50.0)
SOX remediation costs	2.4	-	2.4	―
Other adjustments	1.4	2.5	(1.1)	(44.0)
Constant currency	1.6	1.3	0.3	23.1
Constant Currency AEBITDA(1)	34.1	37.3	(3.2)	(8.6)

Ranpak Holdings Corp.

Non-GAAP Financial Data

Reconciliation of GAAP Statement of Income Data to Non-GAAP Constant Currency Statement of Income Data, Constant Currency EBITDA, and Constant Currency AEBITDA

For the Second Quarter of 2023

Please refer to our discussion and definitions of Non-GAAP financial measures, including Non-GAAP Constant Currency

	Three Months Ended June 30, 2023
	As reported	Constant Currency(4)	Non-GAAP
Net revenue	$81.9	$2.7	$84.6
Cost of goods sold	51.7	1.6	53.3
Gross profit	30.2	1.1	31.3
Selling, general and administrative expenses	16.3	0.5	16.8
Depreciation and amortization expense	8.1	0.1	8.2
Other operating expense, net	1.4	-	1.4
Loss from operations	4.4	0.5	4.9
Interest expense	5.9	0.1	6.0
Foreign currency gain	0.7	-	0.7
Other non-operating income, net	(0.4)	0.4	-
Loss before income tax benefit	(1.8)	-	(1.8)
Income tax benefit	0.3	(0.3)	-
Net loss	$(2.1)	$0.3	$(1.8)

Constant currency-effected add(1):
Depreciation and amortization expense – COS			8.8
Depreciation and amortization expense – D&A			8.2
Interest expense			6.0
Income tax benefit			-
Constant currency EBITDA			21.2

Constant currency-effected adjustments(2):
Unrealized (gain) loss translation			0.7
Non-cash impairment losses			0.5
M&A, restructuring, severance			1.5
Amortization of restricted stock units			(9.6)
Amortization of cloud-based software implementation costs(3)			0.8
Cloud-based software implementation costs			1.3
SOX remediation costs			2.4
Other adjustments			0.2
Constant currency AEBITDA			$19.0

Ranpak Holdings Corp.

Non-GAAP Financial Data

Reconciliation of GAAP Statement of Income Data to Non-GAAP Constant Currency Statement of Income Data, Constant Currency EBITDA, and Constant Currency AEBITDA

For the Second Quarter of 2022

Please refer to our discussion and definitions of Non-GAAP financial measures, including Non-GAAP Constant Currency

	Three Months Ended June 30, 2022
	As reported	Constant Currency(4)	Non-GAAP
Net revenue	$86.8	$4.2	$91.0
Cost of goods sold	58.5	2.8	61.3
Gross profit	28.3	1.4	29.7
Selling, general and administrative expenses	30.3	1.0	31.3
Depreciation and amortization expense	8.0	0.1	8.1
Other operating expense, net	1.4	0.5	1.9
Income from operations	(11.4)	(0.2)	(11.6)
Interest expense	4.9	0.1	5.0
Foreign currency gain	(2.3)	0.2	(2.1)
Loss before income tax benefit	(14.0)	(0.5)	(14.5)
Income tax benefit	(2.7)	(0.2)	(2.9)
Net loss	$(11.3)	$(0.3)	$(11.6)

Constant currency-effected add(1):
Depreciation and amortization expense – COS			10.2
Depreciation and amortization expense – D&A			8.1
Interest expense			5.0
Income tax benefit			(2.9)
Constant currency EBITDA			8.8

Constant currency-effected adjustments(2):
Unrealized gain translation			(2.2)
Non-cash impairment losses			0.2
M&A, restructuring, severance			1.1
Amortization of restricted stock units			5.3
Amortization of cloud-based software implementation costs(3)			0.7
Cloud-based software implementation costs			2.4
Other adjustments			1.9
Constant currency AEBITDA			$18.2

Ranpak Holdings Corp.

Non-GAAP Financial Data

Reconciliation of GAAP Statement of Income Data to Non-GAAP Constant Currency Statement of Income Data, Constant Currency EBITDA, and Constant Currency AEBITDA

For the Six Months Ended June 30, 2023

Please refer to our discussion and definitions of Non-GAAP financial measures, including Non-GAAP Constant Currency

	Six Months Ended June 30, 2023
	As reported	Constant Currency(4)	Non-GAAP
Net revenue	$163.1	$6.3	$169.4
Cost of goods sold	105.4	3.9	109.3
Gross profit	57.7	2.4	60.1
Selling, general and administrative expenses	43.5	1.4	44.9
Depreciation and amortization expense	16.1	0.3	16.4
Other operating expense, net	2.6	-	2.6
Loss from operations	(4.5)	0.7	(3.8)
Interest expense	11.6	0.2	11.8
Foreign currency gain	0.9	-	0.9
Other non-operating income, net	(0.7)	0.9	0.2
Loss before income tax benefit	(16.3)	(0.4)	(16.7)
Income tax benefit	(1.8)	(0.3)	(2.1)
Net loss	$(14.5)	$(0.1)	$(14.6)

Constant currency-effected add(1):
Depreciation and amortization expense – COS			17.4
Depreciation and amortization expense – D&A			16.4
Interest expense			11.8
Income tax benefit			(2.1)
Constant currency EBITDA			28.9

Constant currency-effected adjustments(2):
Unrealized gain translation			0.9
Non-cash impairment losses			1.0
M&A, restructuring, severance			1.7
Amortization of restricted stock units			(6.7)
Amortization of cloud-based software implementation costs(3)			1.6
Cloud-based software implementation costs			2.4
SOX remediation costs			2.4
Other adjustments			1.9
Constant currency AEBITDA			$34.1

Ranpak Holdings Corp.

Non-GAAP Financial Data

Reconciliation of GAAP Statement of Income Data to Non-GAAP Constant Currency Statement of Income Data, Constant Currency EBITDA, and Constant Currency AEBITDA

For the Six Months Ended June 30, 2022

Please refer to our discussion and definitions of Non-GAAP financial measures, including Non-GAAP Constant Currency

	Six Months Ended June 30, 2022
	As reported	Constant Currency(4)	Non-GAAP
Net revenue	$169.3	$5.6	$174.9
Cost of goods sold	116.4	3.8	120.2
Gross profit	52.9	1.8	54.7
Selling, general and administrative expenses	60.0	1.3	61.3
Depreciation and amortization expense	16.2	0.2	16.4
Other operating expense, net	1.9	0.7	2.6
Income from operations	(25.2)	(0.4)	(25.6)
Interest expense	9.9	0.1	10.0
Foreign currency gain	(2.9)	0.2	(2.7)
Other non-operating income, net	-	-	-
Loss before income tax benefit	(32.2)	(0.7)	(32.9)
Income tax benefit	(6.8)	(0.3)	(7.1)
Net income	$(25.4)	$(0.4)	$(25.8)

Constant currency-effected add(1):
Depreciation and amortization expense – COS			21.0
Depreciation and amortization expense – D&A			16.4
Interest expense			10.0
Income tax benefit			(7.1)
Constant currency EBITDA			14.5

Constant currency-effected adjustments(2):
Unrealized loss translation			(2.8)
Non-cash impairment losses			0.2
M&A, restructuring, severance			1.6
Amortization of restricted stock units			14.1
Amortization of cloud-based software implementation costs(3)			1.4
Cloud-based software implementation costs			5.0
Other adjustments			3.3
Constant currency AEBITDA			$37.3

(1)	Reconciliations of EBITDA and constant currency AEBITDA for each period presented are to net (loss) income, the nearest GAAP equivalent.
(2)

Adjustments are related to non-cash unusual or infrequent costs such as: effects of non-cash foreign currency remeasurement or adjustment; impairment of returned machines; costs associated with the evaluation of acquisitions; costs associated with executive severance; costs associated with restructuring actions such as plant rationalization or realignment, reorganization, and reductions in force; costs associated with the implementation of the global ERP system; and other items deemed by management to be unusual, infrequent, or non-recurring.

(3)	Represents amortization of capitalized costs related to the implementation of the global ERP system, which are included in SG&A.
(4)	Effect of Euro constant currency adjustment to a rate of €1.00 to $1.15 on each line item is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net revenue	$2.7	$4.2	$6.3	$5.6
Cost of goods sold	1.6	2.8	3.9	3.8
Gross profit	1.1	1.4	2.4	1.8
Selling, general and administrative expenses	0.5	1.0	1.4	1.3
Depreciation and amortization expense	0.1	0.1	0.3	0.2
Other operating expense, net	-	0.5	-	0.7
Loss from operations	0.5	(0.2)	0.7	(0.4)
Interest expense (income)	0.1	0.1	0.2	0.1
Foreign currency (gain) loss	-	0.2	-	0.2
Other non-operating income, net	0.4	-	0.9	-
Income (loss) before income tax benefit	-	(0.5)	(0.4)	(0.7)
Income tax benefit	(0.3)	(0.2)	(0.3)	(0.3)
Net income (loss)	$0.3	$(0.3)	$(0.1)	$(0.4)